Exhibit 10.1

AMENDMENT NO. 1

TO

EQUITY DISTRIBUTION AGREEMENT

This AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT (this “Amendment”) dated as of July 29, 2022, by and between VivoPower International PLC (the “Company”) and A.G.P./Alliance Global Partners (the “Agent”). Each of the Company and the Agent shall be referred to collectively as the “Parties” and individually as a “Party.”

WITNESSETH:

WHEREAS, the Company and the Agent entered into that certain Equity Distribution Agreement dated as of November 12, 2021 (the “Equity Distribution Agreement”) pursuant to which the Company engaged the Agent to sell the Company’s Ordinary Shares, from time to time; and

WHEREAS, the Parties desire to amend certain provisions of the Equity Distribution Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees with the other as follows:

1.    Capitalized Terms. Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Equity Distribution Agreement.

2.    Amendments to Equity Distribution Agreement.

a)	The introductory paragraph of the Equity Distribution Agreement is hereby deleted in its entirety and replaced with the following:

“Vivopower International PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), proposes to issue and sell through A.G.P./Alliance Global Partners (the “Agent”), as sales agent, ordinary shares, nominal value $0.012 per share (“Ordinary Shares”), of the Company having an aggregate offering price of up to $1,055,361 on terms set forth herein (the “Shares”). The Shares consist entirely of authorized but unissued Ordinary Shares to be issued and sold by the Company.”

b)	The first sentence of Section 2(a) (“At the Market Sales”) of the Equity Distribution Agreement is hereby deleted in its entirety and replaced with the following:

“(a)    At the Market Sales. On the basis of the representations, warranties and agreements herein the Company agrees that, from time to time following the effective date of the Registration Statement on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as sales agent, Shares having an aggregate offering price of up to $1,055,361 (the “Offering Size”); provided, however, that in no event shall the Company issue or sell through the Agent such number of Shares that (a) exceeds the number or dollar amount of Ordinary Shares registered on the Registration Statement pursuant to which the Offering is being made, or (b) would cause the Company or the Offering to not satisfy the eligibility and transaction requirements for use of Form F-3 (including, if then applicable, General Instruction I.B.5 of Form F-3) (the lesser of (a) and (b), the “Maximum Amount”).”

3.    Full Force and Effect. Except as herein amended, the Equity Distribution Agreement shall remain in full force and effect. Upon the effectiveness of this Amendment, each reference in the Equity Distribution Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Equity Distribution Agreement, as amended by this Amendment.

4.    Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

5.    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission.

6.    Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

7.    Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

8.    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment.

9.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws rules that would apply the laws of any other jurisdiction. Any disputes arising from this Amendment shall be resolved pursuant to Sections 11 and 12 of the Equity Distribution Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Equity Distribution Agreement to be duly executed as of the day and year first above written.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Kevin Chin
Name:	Kevin Chin
Title:	Chief Executive Officer

A.G.P./ALLIANCE GLOBAL PARTNERS

By:	/s/ Tom Higgins
Name:	Tom Higgins
Title:	Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]